Exhibit 10.35

VISTAGEN THERAPEUTICS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of August 31, 2010 by and among VISTAGEN THERAPEUTICS, INC., a California corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF NOTES AND WARRANTS

1.1 Issuance of Notes.  Subject to the terms and conditions of this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing a promissory note (each such note, a “Note” and collectively, the “Notes”) in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount” with respect to such Closing set forth opposite such Investor’s name on Exhibit A attached hereto, against payment by such Investor to the Company of the note purchase price (the “Note Purchase Price”) equal to the amount set forth beneath the caption “Note Purchase Price” with respect to such Closing set forth opposite such Investor’s name on Exhibit A attached hereto.  The Notes shall each be in the form of Exhibit B attached hereto.  The Principal Amount of each Note shall be equal to the Note Purchase Price multiplied by 1.33.  Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Notes.

1.2 Issuance of Warrants.  Subject to the terms and conditions of this Agreement, at each Closing, the Company shall issue to each Investor that has purchased a Note hereunder, with respect to each such Note, a warrant (the “Warrant”), in the form of Exhibit C attached hereto, representing the right to purchase up to that number of shares of Common Stock of the Company (as adjusted for stock splits, recapitalizations or other similar events) calculated as follows:

number of shares of Common Stock issuable upon exercise of the Warrant	=	(Note Purchase Price) x (0.33)

This Warrant shall be exercisable at any time from time to time from and after the date of issuance thereof (the “Issuance Date”) up to and including 5:00 p.m. (Pacific Time) on the first to occur of (i) the third anniversary of the Issuance Date or (ii) ten (10) days preceding the closing date of any reorganization, consolidation or merger of the Company, transfer of all or substantially all of the assets of the Company or any simultaneous sale of more than a majority of the then outstanding securities of the Company other than a mere reincorporation transaction (such earlier date being referred to as the “Expiration Date”), and shall be exercisable at an exercise price (subject to adjustment as set forth in the Warrant) equal to $3.00 per share.  Each Investor hereby expressly acknowledges that the per share exercise price of the Warrant may be higher than the current fair market value of a share of Common Stock of the Company.  The Warrant shall otherwise be exercisable on the terms and conditions set for the therein.

SECTION 2

CLOSINGS

2.1 Initial Closing.  The initial closing of the purchase and sale of Notes hereunder (the “Initial Closing”) shall be held at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304, on the date of this Agreement or at such other place and date as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes representing a majority of the aggregate Principal Amounts of all notes to be issued at the Initial Closing.

2.2 Subsequent Closings.  The Company may issue and sell Notes with an aggregate Note Purchase Price of $1,000,000 hereunder, which represents an aggregate Principal Amount of $1,330,000.  Subsequent to the Initial Closing and subject to the foregoing limitation, the Company may issue and sell additional Notes to such additional investors as it shall select in its sole and absolute discretion.  Any such additional investor shall execute and deliver a counterpart signature page to this Agreement, and thereby become a party to and be deemed an Investor hereunder.  All additional Investors and all additional Principal Amounts invested hereunder shall be reflected on Exhibit A, which shall be automatically amended without any further action by any party hereto.  The closing of the purchase and sale of such additional Notes hereunder shall be held at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304, on such date or at such other place as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes representing a majority of the aggregate Principal Amounts of all Notes to be issued at such closing (which each such date and place, together with the Initial Closing, are designated as a “Closing”).

2.3 Delivery.  At each Closing (i) each Investor participating in such Closing shall deliver to the Company a check or wire transfer of immediately available funds in the amount of such Investor’s Note Purchase Price with respect to such Closing, and (ii) the Company shall execute and deliver to each such Investor a Note reflecting the name of the Investor, a principal amount equal to such Investor’s Principal Amount and the date of such Closing, together with its Warrant as contemplated by Section 1.2.  Each such Note and Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to an Investor.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor hereby represents, warrants and covenants to the Company as follows:

3.1 Authorization.  Such Investor has full power and authority to enter into this Agreement and any other Transaction Documents, and such Agreement and other Transaction Documents constitute its valid and legally binding obligation, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase for Own Account.  Such Investor represents that it is acquiring the Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information.  Such Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.4 Investment Experience.  Either (i) such Investor or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (ii) such Investor, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby.  Such Investor represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.5 Accredited Investor.  Such Investor represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

3.6 Usury Exemption.  The lending transactions contemplated by this Agreement are exempt from the constitutional usury provisions of the California Constitution by operation of Section 25118 of the California Corporations Code, it being expressly acknowledged by each Investor that it has a preexisting personal or business relationship with the Company and that each Investor, through its professional advisors, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement as such terms are used in Section 25118(f) of such Corporations Code.

3.7 Restrictions on Transfer.  Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  SUCH INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT.  Such Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.  Such Investor has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.

3.8 Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this SECTION 3, and:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.9 Legends.  The Investor understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.10 Lock-Up Agreement.

(a) In the event the Company files a registration statement under the Act, each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(i) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

(ii) all officers and directors of the Company and all other persons with registration rights enter into similar agreements; and

(iii) such market stand-off time period shall not exceed one hundred eighty (180) days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 3.10(a) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

(b) In the event the Company files a final prospectus with securities regulatory authorities in Canada to effectuate a public offering of its securities (a “Canadian Offering”), each Investor agrees that, without the prior written consent of the Company, such consent not to be unreasonably withheld, from the date that is one-hundred eighty (180) days from the closing date of the Canadian Offering (the “Lock-Up Period”), each Investor will not, directly or indirectly (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Common Stock of the Company or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by each Investor in accordance with applicable securities laws and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Applicable Securities”), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Applicable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing restriction is expressly agreed to preclude each Investor from engaging in any hedging or other transaction which is designed to or which could reasonably be expected to lead to or result in a sale or disposition of Applicable Securities even if such securities would be disposed of by someone other than the Investor.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Applicable Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Applicable Securities.  The foregoing restrictions are subject to the following conditions:

(i) Each Investor agrees to authorize the Company, during the Lock-Up Period, to cause any transfer agent for the Applicable Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, Applicable Securities for which the Investor is the record holder and, in the case of Applicable Securities for which the Investor is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder, as soon as reasonably practicable after the date hereof, to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Applicable Securities.

(ii) During the applicable Lock-Up Period, each Investor may, without the consent of the Company’s agent in the Canadian Offering or the Company, transfer, sell or tender any or all of the Applicable Securities pursuant to a take-over bid (as defined in the Securities Act (Ontario)) or any other transaction, including, without limitation, a merger, arrangement or amalgamation, involving a change of control of the Company, provided that: (i) all Applicable  Securities not transferred, sold or tendered remain subject to this undertaking; and (ii) it shall be a condition of such transfer, sale or tender that if such take-over bid or other transaction is not completed, any Applicable Securities subject to this undertaking shall remain subject to the restrictions herein.

(iii) Subject to Section 3.10(b)(iv) below, the foregoing restrictions in Section 3.10(b) shall only apply to seventy-five percent (75%) of the Applicable Securities held by each Investor.

(iv) All officers, directors and shareholders holding greater than ten percent (10%) of the outstanding shares of Common Stock of the Company and all other persons with registration rights shall have entered into similar agreements, except that all Applicable Securities held by such officers, directors and shareholders holding greater than ten percent (10%) of the outstanding shares of Common Stock shall be subject to the foregoing restrictions.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor that:

4.1 Organization, Good Standing and Qualification; Licenses.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

4.2 Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Securities has been taken or will be taken prior to the Initial Closing.

SECTION 5

MISCELLANEOUS

5.1 Survival of Representations, Warranties and Covenants.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

5.2 Successors and Assigns.  Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of all Investors.  The Securities shall be transferable upon obtaining the prior written consent of the Company and subject to compliance with applicable securities laws and SECTION 3.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Governing Law; Venue; Jury Trial Waiver.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

5.4 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices.  Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 384 Oyster Point Blvd., Suite #8, South San Francisco, California 94080, or to each Investor at the address listed on the signature pages hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

5.7 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

5.8 Amendments and Waivers.  Any term of this Agreement, and of any Note or Warrant issued hereunder, may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Majority Investors.  Any amendment or waiver effected in accordance with this section shall be binding upon each Investor, each holder of any Securities acquired under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

5.9 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.10 Corporate Securities Law.  THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5.11 Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, any Note or any Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.12 Register.  The Company shall maintain at its principal executive offices a register for the Securities, in which the Company shall record the name and address of the person in whose name the Securities have been issued (including the name and address of each transferee) and the amount of the Securities held by such person.  The Company shall keep the register open and available during business hours for inspection by the Investors or their legal representatives upon prior written notice.

5.13 Interpretation.  In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires:  (i) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (v) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (vi) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

5.14 Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

5.15 Independent Nature of Investors.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Except as otherwise provided in any Transaction Document, each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

5.16 Confidentiality.  The Investors shall hold all non-public, proprietary or confidential information with respect to the Company obtained pursuant to or in connection with this Agreement in accordance with their customary procedures for handling confidential information of this nature; provided, however, that the Investors may make disclosure of any such information (i) to their respective examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement, (ii) to any proposed transferee in connection with the contemplated transfer of any Securities (subject to receipt of a confidentiality agreement in which such transferee agrees to an obligation of confidentiality substantially similar to the terms of this Section 5.16), (iii) as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Transaction Document or related document or pursuant to legal process, (iv) when otherwise required to do so in accordance with applicable law, or (v) with the prior written consent of the Company.  Notwithstanding the foregoing, such obligation of confidentiality shall not apply if the information or substantially similar information (A) is rightfully received by any Investor from a Person other than the Company or any of its Affiliates without the Investor being under an obligation to such Person not to disclose such information, or (B) is or becomes part of the public domain.

5.17 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

*           *           *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VISTAGEN THERAPEUTICS, INC.

  By:______________________________
  A. Franklin Rice, Chief Financial Officer

Address:                             384 Oyster Point Blvd., Suite #8
South San Francisco, CA 94080

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR(S) (INDIVIDUAL)

Signature

Type/Print Name of Individual Purchaser (Specify “as joint tenant,” as trustee,” etc. if applicable)

Signature of Joint Purchaser

Type/Print Name of Individual Purchaser (Specify “as joint tenant,” as trustee,” etc. if applicable)

Address

Tax Identification or Social Security Number for Purchaser(s)

INVESTOR (ENTITY) (Name of Corporation or Other Entity) By: Signature of Authorized Officer, Trustee or Partner Title Address Tax Identification Number for Purchaser

EXHIBIT A

SCHEDULE OF INVESTORS

Name/Address	Note Purchase Price	Principal Amount

TOTAL
Closing Dated: _____________, 2010

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS PROMISSORY NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED AUGUST 3, 2010, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

PROMISSORY NOTE

$___________ August ____, 2010
 South San Francisco, California

FOR VALUE RECEIVED, VISTAGEN THERAPEUTICS, INC., a California corporation (the “Company”), promises to pay to the order of ________________________, or its registered assigns (“Holder”), the principal sum of ___________________ dollars ($__________) on the earlier of (i) December 1, 2010 or (ii) ten (10) Business Days following the closing of the Company’s IPO (such earlier date, the “Maturity Date”).

1. Definitions.  For purposes of this Note, the following terms shall have the following meanings (capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in the Agreement):

“Affiliate” shall mean with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of such first Person, or (iii) whereby 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person.

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in the State of California.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

“IPO” shall mean the Company’s initial public offering in Canada.

“Majority Investors” shall mean, as of any date of determination, the holders of not less than fifty percent (50%) in aggregate principal amount of the then outstanding Notes issued pursuant to the Agreement.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

2. Note and Warrant Purchase Agreement.  This note (the “Note”) is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of August ____, 2010, by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A.  This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company in accordance with the terms of the Agreement.  The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

3. Payments.

(a) Form of Payment.  All payments of principal shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company.

(b) Prepayment.  The Company shall have the right to prepay any and all amounts owed under this Note in whole or in part at any time without notice.

4. Repayment Upon Maturity.  In the event that any indebtedness under this Note remains outstanding on the Maturity Date, then all outstanding indebtedness under this Note shall become immediately due and payable on such date.

5. Default.

(a) Events of Default.  For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:

(i) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and any such amount shall remain unpaid for a period of thirty (30) days after the due date thereof;

(ii) any representation, warranty or certification made by the Company herein or in the Agreement or in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material, respect on the date or dates as of which made (any such falsity being a “Representation Default”) and, to the extent the event or circumstances giving rise to such Representation Default is amenable to being cured such that the Representation Default would no longer exist, such Representation Default shall continue uncured for a period of thirty (30) days after the Company knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such Representation Default;

(iii) the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D)  or fail generally or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code; or

(iv) the Company shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this Section 5(a)(iv);

(b) Consequences of Events of Default.

(i) If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Majority Investors may, upon notice or demand, declare the outstanding indebtedness under this Note to be due and payable, whereupon the outstanding indebtedness under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such indebtedness.  Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all indebtedness under this Note shall automatically be due immediately without notice of any kind.  The Company agrees to pay Holder all out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including attorneys’ fees.

(ii) Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

6. Lost, Stolen, Destroyed or Mutilated Notes.  In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

7. Governing Law.  This Note is to be construed in accordance with and governed by the laws of the State of California.

8. Amendment and Waiver.  Any term of this Note and all Notes issued pursuant to the Agreement may be amended and the observance of any term of this Note and all Notes issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Company and the Majority Investors, except that no such amendment or waiver of the following shall be effective unless consented to by Holder, if such amendment or waiver would (i) modify any requirement hereunder that any particular action be taken by all Holder or by the Majority Investors; (ii) modify this Section 8, change the definition of “Majority Investors,” or subject Holder to any additional obligations; (iii) reduce any amounts payable to Holder hereunder, extend the Maturity Date, extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on this Note (or reduce the principal amount of this Note).

9. Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 5.6 of the Agreement.

10. Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11. Assignment.  The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

12. Remedies Cumulative; Failure or Indulgence Not a Waiver.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents.  No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

13. Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in the Agreement); provided that Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and Holder’s wire transfer instructions.  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

14. Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

15. Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Documents.

*           *           *

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

VISTAGEN THERAPEUTICS, INC.

  By:______________________________
  Franklin Rice
  Chief Financial Officer

Address:                             384 Oyster Point Blvd., Suite #8
South San Francisco, CA 94080

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED ____________________, 2010, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

Dated:  ___________, 2010

WARRANT TO PURCHASE

COMMON STOCK OF

VISTAGEN THERAPEUTICS, INC.

This certifies that __________________, or assigns (collectively, the “Holder”), for value received, is entitled to purchase, at the Exercise Price (as defined below), from VISTAGEN THERAPEUTICS, INC., a California corporation (the “Company”), up to that number of fully paid and nonassessable shares of the Company’s Common Stock (the “Common Stock”), equal to the product obtained in accordance with the following calculation:

Maximum number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”)	=	(Note Purchase Price of Note issued by the Company to Holder) x (0.33)

This Warrant shall be exercisable at any time from time to time from and after the date of issuance hereof (the “Issuance Date”) up to and including 5:00 p.m. (Pacific Time) on the first to occur of (i) the third anniversary of the Issuance Date or (ii) ten (10) days preceding the closing date of any reorganization, consolidation or merger of the Company, transfer of all or substantially all of the assets of the Company or any simultaneous sale of more than a majority of the then outstanding securities of the Company other than a mere reincorporation transaction (such earlier date being referred to herein as the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed and (ii) payment pursuant to Section 2 at an exercise price equal to $3.00 per share (the “Exercise Price”) for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

1. Exercise; Issuance of Certificates; Acknowledgement.  This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after the Issuance Date up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder.  The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares.  Certificates for the shares of the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised.  Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder.  In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.

2. Payment for Shares.  The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either by cash or wire transfer of immediately available funds.

3. Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Exercise Price and Number of Shares.  The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.  Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1           Subdivisions, Combinations and Dividends.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or pay a dividend in Common Stock in respect of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.2           Reclassification.  If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.3           Notice of Adjustment.  Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company.  The notice shall be signed by the Company’s chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.4           Other Notices.  If at any time:

(1)           the Company shall declare any cash dividend upon its Common Stock;

(2)           there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another Person; or

(3)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof.  Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Common Stock shall be entitled thereto.  Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

5. No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6. Warrants Transferable.  Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in that certain Note and Warrant Purchase Agreement dated as of ________, 2010, by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A (the “Agreement”), under which this Warrant was issued, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon the prior written consent of the Company and, thereafter, upon surrender of this Warrant properly endorsed and in compliance with the provisions of the Agreement.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company’s option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company and notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

7. Lost Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Modification and Waiver.  Any term of this Warrant and all Warrants issued pursuant to the Agreement may be amended and the observance of any term of this Warrant and all Warrants issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Company and the holders of Warrants representing at least a majority of the aggregate number of Warrant Shares issuable upon exercise of all outstanding Warrants issued pursuant to the Agreement.  Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, the Holder and the holders of all Warrants issued pursuant to the Agreement..

9. Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be made in accordance with Section 5.6 of the Agreement.

10. Governing Law.  This Warrant is to be construed in accordance with and governed by the laws of the State of California.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

VISTAGEN THERAPEUTICS, INC.

By:
          A. Franklin Rice, Chief Financial Officer

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:__________________________

The undersigned, the holder of a right to purchase shares of Common Stock of VISTAGEN THERAPEUTICS, INC., a California corporation (the “Company”), pursuant to that certain Warrant to Purchase Common Stock of VistaGen Therapeutics, Inc. (the “Warrant”), dated as of ______________, 2010, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) shares of Common Stock of the Company and herewith makes payment of _________________________________ Dollars ($__________) therefor in cash.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 3 of the Note and Warrant Purchase Agreement, dated as of ________________, 2010, by and among the Company and the investors listed on Exhibit A thereto.

DATED:  ________________
[NAME OF HOLDER]

By:

Name:

Its:

ACKNOWLEDGMENT

To:  [name of Holder]

The undersigned hereby acknowledges that as of the date hereof, __________________ (___________) shares of Common Stock remain subject to the right of purchase in favor of [name of Holder] pursuant to that certain Warrant to Purchase Common Stock of VistaGen Therapeutics, Inc., dated as of __________, 2010.

DATED:  ________________
VISTAGEN THERAPEUTICS, INC.

By:

Name:

Title: